UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers.

Effective as of the 2013 Annual Meeting of Shareholders, Robert M. Austell, John W. Burnett, Sr., Billy J. Coleman, Jose De Ocampo, William R. Mathis, Sr., Lawrence R. Miller, Sudhirkumar C. Patel, Hasmukh P. Rama, Donald H. Rex, Jr., Charles D. Walters, Roger W. Walters, and Vivian A. Wong retired from the Board of Directors of Independence Bancshares, Inc. (the “Company”). These departures from the Board of Directors did not result from any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Directors of the Company serve for a period of one year or until their successors are elected and qualified. Effective as of the 2013 Annual Meeting of Shareholders, the size of the Company’s Board of Directors was reduced to seven members, and the Company’s shareholders elected seven directors to fill these seats (as described below).

The Company thanks Messrs. Austell, Burnett, Coleman, Ocampo, Mathis, Miller, Patel, Rama, Rex, C. Walters, and R. Walters, and Ms. Wong for their service on the Company's Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”) was held on May 15, 2013 at the Poinsett Club at 807 E. Washington Street, Greenville, South Carolina. Of 19,733,760 shares issued and outstanding, at the Annual Meeting, there were present in person or by proxy 16,134,523 shares of the Company’s common stock, representing approximately 81.8% of the total outstanding eligible votes.

The shareholders of the Company voted: (1) to elect seven nominees to serve on the Board of Directors; (2) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm; (3) to approve an amendment to Article Three of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares; (4) to approve the Independence Bancshares, Inc. 2013 Equity Incentive Plan; (5) to approve the compensation of the Company’s named executive officers in a non-binding, advisory vote (“Say-on-Pay”); (6) to approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay proposals every one, two, or three years; and (7) to grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the amendment to the Articles of Incorporation.

The voting results for each proposal voted on the Annual Meeting are as follows:

1.	To elect seven nominees to serve on the Board of Directors:

	For	Withheld	Broker Non-Vote
Gordon A. Baird	15,931,526	1,275	201,722
Alvin G. Hageman	15,930,276	2,525	201,722
John B. Helmers*	15,932,276	525	201,722
H. Neel Hipp, Jr.	15,932,276	525	201,722
A. Alexander McLean, III	15,932,276	525	201,722
Keith Stock	15,932,276	525	201,722
Robert B. Willumstad	15,932,276	525	201,722

*Subject to regulatory approval.

2.	To ratify the appointment of Elliott Davis, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

For	Against	Abstain
16,133,495	828	200

3.	To approve an amendment to Article Three of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares:

For	Against	Abstain	Broker Non-Vote
15,952,624	46,199	135,700	0

4.	To approve the Independence Bancshares, Inc. 2013 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
15,477,526	102,075	353,200	201,722

5.	To approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
15,693,576	76,825	162,400	201,722

6.	To approve the frequency of the vote on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
3,951,716	533,450	10,376,485	1,071,150	201,722

7.	To grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the amendment to the Company’s Articles of Incorporation.

For	Against	Abstain	Broker Non-Vote
15,710,190	148,328	276,000	5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated: May 21, 2013	By: /s/ Martha L. Long
Name: Martha L. Long Title: Principal Financial Officer